Exhibit 5

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Class A Shares of Lilium N.V. is filed on behalf of each of the undersigned.

Date: August 2, 2023

TENCENT HOLDINGS LIMITED

	By:	/s/ Yan Li
Name: Yan Li
Title: Authorized Signatory

TENCENT MOBILITY LIMITED

	By:	/s/ Pu Hai Tao
Name: Pu Hai Tao
Title: Director

TENCENT MOBILITY (LUXEMBOURG) S.A.R.L.

	By:	/s/ Pan Kun
Name: Pan Kun
Title: Class A Manager

TCH DELTA LIMITED

	By:	/s/ Yan Li
Name: Yan Li
Title: Director

ACEVILLE PTE. LIMITED

	By:	/s/ Pu Hai Tao
Name: Pu Hai Tao
Title: Authorized Signatory